Exhibit 10.2

THE SECURITIES EVIDENCED HEREBY AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. SUCH SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND THE SECURITIES LAWS OF OTHER JURISDICTIONS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS.

SUN BIOPHARMA, INC.

Convertible Promissory Note

$_______.00	Original Issue Date:

For Value Received, Sun BioPharma, Inc., a Delaware corporation (the “Company”), promises to pay to the order of ___________________ (the “Investor”), at such place as the Investor may from time to time in writing designate to the Company, the principal sum of $________.00, together with all accrued but unpaid interest thereon as set forth below.

1.        Loan Agreement. This Convertible Promissory Note (this “Note”) is one of several promissory notes (the “Notes”) issued by the Company pursuant to that certain Securities Purchase Agreement between the Company and the investors party thereto dated as of December   , 2018 (the “Agreement”). All capitalized terms not otherwise defined herein having the meaning set forth in the Agreement. By acceptance of this Note, Investor expressly agrees, for the benefit of the present and future holders of such indebtedness, to be bound by the provisions of this Note and the Agreement.

2.        Payment Terms; Maturity. Simple interest on the unpaid principal balance of this Note will accrue at the rate of 10.0% per annum. Accrual of interest will commence on the date of this Note, will continue until this Note is fully paid, and will be payable in a single installment at maturity as set forth below. The interest rate will be computed on the basis of the actual number of days elapsed in a 365-day year. If not sooner converted as provided below, the entire unpaid principal balance, together with all accrued but unpaid interest, will be due and payable in cash on June 30, 2019 (the “Maturity Date”). The Maturity Date of this Note and all Series Notes (defined below) may be extended by a writing signed by the holders of at least a majority in principal amount of the Series Notes. All payments of interest and principal will be made in lawful money of the United States of America and will be made pro rata among all holders of Series Notes, without any deduction by way of set-off, counterclaim, or otherwise. All payments will be applied first to interest and thereafter to principal. All payments will be made to the Investor at the address set forth in the Agreement or at such other address as is provided in writing to the Company.

3.        Ranking. This Note represents an unsecured obligation of the Company. It is subordinated in right of payment to the prior payment in full of any Senior Indebtedness (defined below). Notwithstanding the foregoing, this Note ranks equally with all other Notes with respect to right of payment and priority. “Senior Indebtedness” means, unless expressly subordinated to or made on a parity with the amounts due under the Series Notes, all amounts due in connection with (a) indebtedness of the Company to banks or other lending institutions regularly engaged in the business of lending money (including venture capital, investment banking or similar institutions and their affiliates that sometimes engage in lending activities but are primarily engaged in investments in equity securities) and (b) any indebtedness or any issued in exchange for such Senior Indebtedness by a guarantor.

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4.        Repayment. All amounts due under this Note may be repaid or prepaid by the Company in whole or in part at any time without penalty or premium, at the option of the Company. However, the Company will give the Investor five days’ prior written notice of any such payment and, at the time of payment, the Company will pay all accrued but unpaid interest on the portion of the principal balance repaid.

5.         Conversion.

(a)     Mandatory Conversion. Upon the earlier of (i) the closing of a Qualified Financing and (ii) the Maturity Date, all of the outstanding principal and accrued but unpaid interest on such date will be automatically converted into shares of Common Stock based on the Conversion Price then in effect.

(b)     No Fractional Shares. The number of shares and/or units of Company securities issuable pursuant to this Section 5 will be rounded down to the nearest whole share.

(c)     The “Conversion Price” will initially equal $3.50, but may be adjusted prior to conversion as follows:

(i)     If the Company subdivides its outstanding shares of Common Stock into a greater number of shares, then the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced.

(ii)     If the Company combines its outstanding shares of Common Stock into a smaller number of shares, then the Conversion Price in effect immediately prior to such combination will be proportionately increased.

(iii)     If the Company issues shares of Common Stock or units consisting of shares of Common Stock for all cash consideration or upon the conversion of indebtedness for less than $3.50 per share of Common Stock (excluding any Qualified Financing that results in conversion of the Note), then the Conversion Price will be reduced to the per share price paid by investors in such issuance of Common Stock.

6.        Actions on Conversion. At such time as this Note is converted into Company securities, the rights of the Investor under this Note will cease, and such person will be treated for all purposes as the record holder of the securities issuable upon conversion. As promptly as practicable but no later than the applicable conversion date the Company will issue a certificate (or electronic equivalent thereof) representing the securities issuable upon conversion.

7.        Series Notes. This Note is one of a series of convertible promissory notes of like tenor issued by the Company between December 1, 2018 and January 31, 2019 (collectively, the “Series Notes”). When actions are specified herein as happening upon the decision of holders of a majority in principal amount of the Series Notes, such action shall be evidenced by a writing executed by such holders and delivered to all holders of Series Notes and shall be the act of and binding on all holders of Series Notes.

8.         Restriction on Transfer of the Note. Any sale or transfer of this Note must comply with the requirements contained in the Agreement.

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9.        Events of Default. Upon the occurrence of any one or more of the following events (each and “Event of Default”), all amounts then remaining unpaid on this Note, including any accrued but unpaid interest, may be declared to be or shall become immediately due and payable by a writing signed by the holders of at least a majority in principal amount of the Series Notes:

(a)     if default is made in the punctual payment of any installment of the principal or interest of the Series Notes and such default has continued for a period of five days after written notice thereof to the Company by the holder of any Series Note; or

(b)     if a trustee, receiver, conservator or other similar official is appointed for the Company or for all or substantially all of the Company’s assets and the order of such appointment is not discharged, vacated or stayed within 60 days after such appointment; or

(c)     if any judgment, writ or warrant of attachment or of any similar process in an amount in excess of $10,000,000 is entered or filed against the Company or against any of the property or assets of the Company and remains unpaid, unvacated, unbonded or unstayed for a period of 60 days; or

(d)     if an order for relief is entered in any Federal bankruptcy proceeding in which the Company is the debtor; or if bankruptcy, reorganization, arrangement, insolvency, or liquidation proceedings, or other proceedings for relief under any bankruptcy or similar law or laws for the relief of debtors, are instituted by or against the Company and, if instituted against the Company, are consented to or, if contested by the Company, are not dismissed by the adverse parties or by an order, decree or judgment within 60 days after such institution; or

(e)     if default is made in the due and punctual performance or observance of any other material term contained in this Agreement or the Series Notes, and such default has continued for a period of 30 days after the earlier of the Company’s knowledge thereof or written notice thereof to the Company by the holder of any Series Note.

10.      No Rights or Liabilities as Holder of Equity Interests. This Note does not of itself entitle the Investor to any voting rights or other rights as a holder of equity interests in the Company. In the absence of conversion of this Note, no provisions of this Note, and no enumeration herein of the rights or privileges of the Investor, shall cause the Investor to be a holder of equity interests in the Company for any purpose.

11.      Amendments and Waivers. Any term of this Note may be amended, terminated or waived only with the written consent of the Company and a majority in principal amount of the Series Notes.

12.      Waiver of Notice, Protest and Demand. The Company hereby waives presentment for payment, notice of nonpayment, protest, notice of protest, and all other notices, filing of suit and diligence in collecting the amounts due under this Note and agrees to not require the Investor to first initiate any suit or exhaust its remedies against any other person or parties in order to enforce payment of this Note.

13.      Titles and Subtitles. The titles and subtitles used in this Note are used for convenience only and are not to be considered in construing or interpreting this Note.

14.      Governing Law. This Note shall be governed by, and construed in accordance with, the laws of the State of Minnesota, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

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IN WITNESS WHEREOF, the Company has caused this Note to be signed by its duly authorized officer and to be dated as of the date first written above.

SUN BIOPHARMA, INC.

By:______________________________________________
Name: ___________________________________________
Title: ____________________________________________

Convertible Promissory Note	Signature Page